                                                  Exhibit    10.3
LEASE AGREEMENT

dated

February 27, 2012

made between

PR I Washington Township NJ, L.L.C.,
a New Jersey limited liability company

as Landlord,

and

Global Equipment Company Inc.,
a New York corporation,

as Tenant,

with respect to
certain Premises comprising
approximately 500,102 rentable square feet of space
at 24 Applegate Drive
in the
Northeast Business Park
in
Robbinsville, New Jersey

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this _____ day of February, 2012, between PR I Washington Township NJ, L.L.C., a New Jersey limited liability company ("Landlord"), and Global Equipment Company Inc., a New York corporation t/a Global Industrial, Global Industrial Products, Global Industrial Equipment and Global Industrial.com (“Tenant”).

Annual Base Rent:	$1,625,331.50 during the first Lease Year of the Lease Term, subject to annual two and one-half percent (2.5%) increases each Lease Year thereafter.

Broker:	Matrix Realty, Inc. and Cushman & Wakefield of New Jersey, Inc.

Building:
That portion of the Northeast Business Park, Exit 7A, NJ Turnpike and Route 195, Robbinsville, New Jersey, and the improvements constructed thereon, having an address of 24 Applegate Drive, comprising approximately 1,000,630 square feet

Initial Monthly Base Rent:	$135,444.29

Initial Estimated Monthly
Operating Expense Payments:	1.	Common Area Charges: $17,086.82
(estimates only and subject to	($0.41 per square foot per annum)
adjustments to actual costs
and expenses according to the	2.	Taxes: $38,341.15
provisions of this Lease)	($0.92 per square foot per annum)

3.	Insurance: $2,500.51
($0.06 per square foot per annum)

4.	Utilities in Premises: $18,753.83
($0.45 per square foot per annum)

Initial Monthly Base Rent and
Operating Expense Payments:	$212,126.60

Lease Commencement Date:	One (1) month after full execution of this Lease

Lease Term:	Beginning on the Lease Commencement Date and ending on the last day of the twentieth (20th) full lease year after the Lease Commencement Date plus an additional six (6) months.

Lease Year:
Each respective period of twelve (12) successive calendar months during the Lease Term, except that the first lease year will commence on the Lease Commencement Date and will include (a) the first full twelve (12) calendar months following the Lease Commencement Date and, (b) if the Lease Commencement Date does not begin on the first day of a month, the period from the Lease Commencement Date until the first day of the following month.

Park:	The entire Northeast Business Park, Exit 7A, NJ Turnpike and Route 195, Robbinsville, New Jersey, comprising approximately 425 acres

Premises:	That portion of the Building known as Bay A shown on Exhibit A containing approximately five hundred thousand one hundred two (500,102) rentable square feet.

Riders:	Expansion Option Rider, Roof Access Rider

Security Deposit:	Initially, $3,000,000.00, subject to annual reduction as further specified in Section 5

Tenant's Proportionate
Share of Operating Expenses:	49.98%	(500,102 ÷ 1,000,630)

1. Granting Clause.

In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.  Tenant does not rely on, nor does Landlord represent, the tenancy of any specific tenant(s) in the Park.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

2. Acceptance of Premises.

(a) Attached hereto as "Exhibit B" and incorporated by reference herein is a copy of plans and specifications pursuant to which Landlord shall have the Premises constructed (the “Landlord’s Work”).  Landlord agrees to pay the costs and expenses for the completion of the Landlord’s Work in accordance with Exhibit B.  No changes will be made to the Landlord’s Work unless the change request is made in writing by Tenant. Tenant shall be responsible for all costs of any changes that are not included within the Landlord’s Work described on Exhibit B hereto.  All sums due Landlord for changes shall be considered additional rent under the terms of the Lease and shall be payable within thirty (30) days of receipt of Landlord's invoice therefor.  Upon delivery of possession of the Premises to Tenant, and with the exception of Landlord’s Work, Tenant shall be responsible, at its sole cost and expense, for the renovation and finishing of the Premises for the conduct of Tenant’s business, pursuant to “Exhibit C” hereto.

(b) Except for Landlord’s Work, Tenant acknowledges:  (i) Tenant shall accept the Premises and all improvements, betterments and equipment in its “as is” condition as of the Lease Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and (ii) Landlord has no obligation to improve or repair the Premises or the Building, except as specifically set forth in Section 10 of this Lease. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Section 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken, except for items that are Landlord's responsibility under Exhibit B.  Landlord and Tenant agree that, upon the Landlord’s completion of the Landlord’s Work, a representative of each shall promptly inspect the Premises together and develop a mutually agreed upon punch list of defects (if any) in the Landlord’s Work in the Premises, which defects shall be promptly corrected by Landlord at its expense.  Any disagreement that may arise between Landlord and Tenant with respect to whether an item on the punch list constitutes a valid defect or incomplete work shall be conclusively resolved by the decision of Landlord’s architect.  The existence of such punch list shall not postpone delivery of the Premises by Landlord to Tenant.

(c) Landlord agrees to use commercially reasonable efforts to complete Landlord’s Work as soon as reasonably practicable after full execution of this Lease; provided, however, Tenant acknowledges that such Landlord’s Work is not anticipated to have been completed by Landlord prior to the Lease Commencement Date.  After the Lease Commencement Date, Tenant agrees that Landlord may enter the Premises and construct the Landlord’s Work simultaneously with Tenant’s construction of the Tenant Improvements (as such term is defined in Exhibit C hereto), and each party shall reasonably coordinate the work by its contractors, mechanics, workmen, or such others who may enter, so that they do not materially disturb the other party’s contractors, subcontractors, workmen, mechanics, or other agents, in the performance each party’s respective construction work to ensure that no delays are caused in the construction of such work.  In the event that Landlord’s Work is not substantially completed within forty-five (45) days after the date of full execution of this Lease, and solely as a result of such failure Tenant is substantially and materially delayed in completing the Tenant Improvements work despite the mutual and good faith efforts of both parties to coordinate their respective work to prevent any such delays, then Tenant shall receive a credit equal to $4,452.96 per day for every day between the forty-sixth (46th) day through the sixty-fifth (65th) day that the delay in Landlord’s substantial completion of the Landlord’s Work actually prevents Tenant from performing the Tenant Improvements work in the Premises.   In the event that Landlord’s Work is not substantially completed within sixty-five (65) days after the date of full execution of this Lease, and solely as a result of such failure Tenant is substantially and materially delayed in completing its work despite the mutual and good faith efforts of both parties to coordinate their respective work to prevent any such delays, then Tenant shall receive a credit equal to $8,905.92 per day for every day between the sixty-sixth (66th) day through the date of substantial completion of Landlord’s Work, that the delay in Landlord’s substantial completion of the Landlord’s Work actually prevents Tenant from completing the Tenant Improvements work in the Premises.  Notwithstanding the foregoing, it is acknowledged and agreed that Tenant shall only be entitled to a credit under this paragraph if Tenant’s inability to complete the Tenant Improvements work in the Premises is conclusively and materially determined to be solely as a result of Landlord’s failure to timely substantially complete the Landlord’s Work, and Tenant shall not be entitled to any credit if the delay in performance of the Tenant Improvements work is as a result of (i) Tenant's failure to timely furnish plans or required information for the completion of the Tenant Improvements or Landlord’s Work; (ii) Tenant's failure to promptly review any and all submittals or timely furnish approvals or information necessary for the completion of the Tenant Improvements work or Landlord’s Work; (iii) Tenant’s inability or any delay in obtaining any permits or other approvals for the Tenant’s Improvements work; (iv) Tenant's request for changes to the Tenant Improvements work or the Landlord’s Work; (v) Tenant's request for materials, finishes or installations that constitute long-lead items; or (vi) Actions or inaction of Tenant, or any person, firm or corporation employed by Tenant.

3. Use.

The Premises shall be used only for the purpose of general warehouse purposes and for such other lawful purposes as may be incidental thereto. Under no circumstances may Tenant use the Premises for any purpose that is not permitted under applicable zoning and other municipal regulations or any existing association agreement, covenant or easement applicable to the Building, including, but not limited to the Applegate Road Owners Association, or, if in Landlord’s reasonable judgment, such use (i) would impair or interfere with the character, reputation or appearance of the Building as a high quality industrial and warehouse building, (ii) involves in a business which is not in keeping with the standards of Landlord for the Building, including without limitation warehousing or distribution of “adult” or pornographic materials; (iii) would violate any term or condition of any existing covenant or agreement of Landlord involving the Building or any other tenant lease within the Building; (iv) could have an adverse environmental impact on the Premises, including without limitation a dry cleaning plant; (v) would exceed the allowable floor load capacity for the Building and structure thereof; (vi) is not a use that could be expected to be operated in the Premises based upon the construction characteristics of the Premises; (vii) would require an overhead crane system; (viii) would impair or interfere with any of the Building services or systems; or (ix) is otherwise not in compliance with any of the terms of this Lease.  Tenant represents that its proposed use of the Premises will not subject the Premises or the Building to the Industrial Site Recovery Act, N.J.S.A. 13:1 K-6 et seq. (“ISRA”), and Tenant covenants and agrees that Tenant will not change its use of the Premises to any operation which would or might subject the Premises to ISRA applicability.  Tenant shall not conduct or give notice of any auction, liquidation or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other tenants or occupants of the Park. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). Without limitation of the foregoing, Tenant shall be responsible, at its sole cost and expense, for obtaining a Use and Occupancy Permit for the Premises from the Township of Robbinsville.  The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, which are required by Legal Requirements related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Building is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.  Any occupation of the Premises by Tenant prior to the Lease Commencement Date shall be subject to all obligations of Tenant under this Lease.

Landlord agrees that, as of the Lease Commencement Date, the Premises shall be delivered to Tenant in compliance with all Legal Requirements necessary to permit use and occupancy of the Premises under existing zoning and association requirements; provided, however, nothing herein shall be deemed to require Landlord to be financially responsible for making any alterations or modifications required by Legal Requirements due to Tenant’s particular use or occupancy of the Premises, including but not limited to any alterations or modifications that are not included in the original plans and specifications for Landlord’s Work on Exhibit B hereto or that arise from making of any of the Tenant Improvements pursuant to Exhibit C hereto or any other Tenant-Made Alterations (as such term is defined in Section 12).

4. Base Rent.

Beginning on the Lease Commencement Date, Tenant shall pay Base Rent in the amount set forth above. The approximation of square footage for the Premises set forth on the first page of this Lease shall in no way affect the Base Rent specified on page one (1) above should any variance be found to exist between the approximation and the actual square footage.  The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereinafter defined) shall be due and payable on the date hereof and Landlord's receipt thereof shall be confirmed by Landlord in the Lease Commencement Agreement.  Such amounts shall not be deemed to have been paid by Tenant unless and until Landlord's receipt thereof is so confirmed. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each and every calendar month succeeding the Lease Commencement Date. Payments of Base Rent for any fractional calendar month, including the month in which the Lease Commencement Date shall occur, shall be prorated based upon the number of days in each such partial month.  All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum. Notwithstanding the foregoing, Landlord agrees to waive imposition of the above-described late charge on up to one (1) occasion in any twelve (12) month period, provided Tenant tenders the overdue payment to Landlord within five (5) business days after Tenant’s receipt of written notice from Landlord stating that the payment was not received when due.  The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

Notwithstanding anything in this Section 4 to the contrary, Landlord agrees to abate the monthly installments of Base Rent (but not any of the additional rent) due for the first thirteen (13) months of the Lease Term, for a total Base Rent abatement of One Million Seven Hundred Sixty Four Thousand One Hundred Sixty One and 80/100 Dollars ($1,764,161.80).

5. Security Deposit.

The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit nor is it a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount necessary to restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee and no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when all of Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Section.

The Security Deposit shall be in the form of a standby letter of credit, in form and substance acceptable to Landlord and issued by a bank approved by Landlord.  Landlord may draw upon, use, apply, or retain the proceeds of the letter of credit, in whole or in part, to the same extent that Landlord may use, apply, or retain the cash Security Deposit, as set forth above.  The letter of credit shall be, among other things, (i) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590; (ii) irrevocable and unconditional; (iii) conditioned for payment solely upon presentation of the letter of credit and a sight draft; and (iv) transferable one or more times by Landlord without the consent of Tenant.

Such letter of credit shall be for a term of not less than one year, and shall provide that the same shall be automatically renewed for successive twelve (12) month periods through a date which is not earlier than sixty (60) days after the expiration date of the Lease, or any renewal or extension thereof, unless written notice of non-renewal has been given by the issuing bank to Landlord by certified mail, return receipt requested, not less than sixty (60) days prior to the expiration of the current period.  In the event that at any time during the Lease Term the financial condition of the bank issuing the letter of credit becomes unacceptable to Landlord, in Landlord's reasonable judgment, then Tenant shall replace the letter of credit with a new letter of credit subject to the foregoing criteria within ninety (90) days of Landlord's written notice ("Landlord's Replacement Notice") to Tenant requesting Tenant to replace the letter of credit.  If the issuing bank does not renew the letter of credit and if Tenant does not deliver a substitute letter of credit at least thirty (30) days prior to the expiration of the current period, or of Tenant fails to renew or replace the letter of credit at least ninety (90) days after Landlord's Replacement Notice, Landlord may draw upon the entire amount of said letter of credit and hold the proceeds thereof as a cash Security Deposit as provided above.  In the event the letter of credit is lost, stolen, mutilated, or destroyed, Tenant agrees to take such actions as are reasonably necessary to ensure that Landlord is always fully secured with a letter of credit meeting the requirements of this Article, including taking any actions necessary to replace such lost, stolen, mutilated or destroyed letter of credit.

Provided that there are no Events of Default (after expiration of any applicable notice and cure period) hereunder, the amount of the Security Deposit shall be conditionally subject to an annual reduction, as follows:

(i) If there has been no Event of Default (after expiration of any applicable notice and cure period) at any time during the first (1st) Lease Year, then effective on the first day of the second (2nd) Lease Year the amount of the Security Deposit shall be reduced by $600,000.00, such that the amount of the Security Deposit thereafter shall be $2,400,000.00.

(ii) If there has been no Event of Default (after expiration of any applicable notice and cure period) at any time during the first (1st) and second (2nd) Lease Years, then effective on the first day of the third (3rd) Lease Year the amount of the Security Deposit shall be reduced by another $600,000.00, such that the amount of the Security Deposit thereafter shall be $1,800,000.00.

(iii) If there has been no Event of Default (after expiration of any applicable notice and cure period) at any time during the first (1st), second (2nd) and third (3rd) Lease Years, then effective on the first day of the fourth (4th) Lease Year the amount of the Security Deposit shall be reduced by another $600,000.00, such that the amount of the Security Deposit thereafter shall be $1,200,000.00.

(iv) If there has been no Event of Default (after expiration of any applicable notice and cure period) at any time during the first (1st), second (2nd), third (3rd) and fourth (4th) Lease Years, then effective on the first day of the fifth (5th) Lease Year the amount of the Security Deposit shall be reduced by another $600,000.00, such that the amount of the Security Deposit thereafter shall be $600,000.00.

(v) If there has been no Event of Default (after expiration of any applicable notice and cure period) at any time during the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) Lease Years, then effective on the first day of the sixth (6th) Lease Year the amount of the Security Deposit shall be reduced by another $600,000.00, such that thereafter Landlord shall not hold any amount as a Security Deposit under the Lease.

6. Operating Expense Payments.

Commencing six (6) months after the Lease Commencement Date and continuing thereafter on the first day of each and every month of the Lease Term, Tenant shall pay Landlord an amount equal to one-twelfth (1/l2th) of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share of Operating Expenses for the Building, including Building specific expenses and expenses shared by all buildings within the Park, as the case may be. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Building including, but not limited to costs of: Taxes (as hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; exterior lighting; utilities and utility lines, plus any utility service or billing charges, including, but not limited to, monthly billing fees, account set-up fees, and account move-out fees, to cover the actual costs of administrative expenses and billing charged to Landlord by any third party utility billing service; maintenance, repair and replacement of all portions of the Building, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways; mowing and landscaping; marquee or pylon signs; snow removal; exterior painting; electrical systems and other mechanical and building systems, including, without limitation, fire sprinklers and fire protection systems; stormwater management expenses; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Building is subject and the Building’s pro rata share of certain expenses incurred for the Park; property management fees payable to a property manager, including any affiliate of Landlord (in all events not to exceed three percent (3%) of the total rent for the Building); security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Building in order to comply with Legal Requirements that result from a violation that first occurs after the Lease Commencement Date (other than those expressly required herein to be made by Tenant), that result from a Legal Requirement first enacted or an amendment to an existing Legal Requirement after the date hereof, or that are reasonably appropriate to the continued operation of the Building in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses shall include the costs and expenses for capital repairs and capital replacements required to be made by Landlord under Section 10 of this Lease provided such costs are amortized or depreciated in accordance with consistently applied accounting principles.

Operating Expenses shall not include (a) debt service under mortgages, (b) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, (c) leasing and sale commissions, (d) the costs of renovating space for tenants, including without limitation, the Tenant, (e) the costs of litigation against any tenant of the Building, which litigation costs are to be reimbursed directly to Landlord under the provisions of such tenant’s lease, (f) capital costs of expanding the Building, (g) Costs of decorating, redecorating, or special cleaning services provided with respect to the leased areas of the Building but not provided to all tenants of the Building; (h) Salaries, wages or other compensation paid to members, partners, officers or executives of Landlord or managing agent in their capacities as partners, officers and executives; (i) Charges for depreciation of the Building or equipment and any interest or other financing charge or refinancing costs; (j) Inheritance, gift, transfer, franchise, excise, net income and profit taxes or capital levies imposed on Landlord’s business, (k) capital costs relating to the original construction of the Building or the correction of latent defects in such work (except for capital repairs permitted pursuant to the preceding paragraph and provided that, without limitation, costs for ordinary wear and tear in any event will not be deemed to be defects for the purpose of this category), (l) Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; or any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any member, general partner, officer, director or shareholder of Landlord or any of the foregoing, to the extent the same exceeds arms-length competitive prices paid in the Robbinsville, New Jersey area for similar services or goods provided, (m) any repair, replacement, removal or damage of any solar panel system that may be installed on the roof of the Building or any damage to the Building directly and solely resulting from the operation, repair or replacement of the solar panel system (provided that in the event Tenant or any of its employees, agents or contractors cause any such damage, Tenant shall be liable therefor as provided elsewhere in this Lease), and (o) costs incurred to remove any Hazardous Materials from the Building (but this exclusion shall not constitute a release by Landlord of Tenant for any such costs for which Tenant is liable pursuant to Section 30 of this Lease).

If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next monthly installment of Base Rent.  Unless Tenant gives Landlord written notice of its exception to any such demand within thirty (30) days after delivery thereof, the same shall be conclusive and binding on Tenant; provided, however, that in the event that Tenant shall give Landlord written notice of any exception within such thirty (30) day period, Tenant shall nevertheless be obligated to pay the additional rent.  For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Lease Commencement Date, and the last year, which shall end on the expiration of this Lease. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

In the event Tenant shall dispute the amount set forth in Landlord's statement of the annual reconciliation of the prior calendar year’s Operating Expenses, Tenant shall notify Landlord (“Tenant’s Exception Notice”) within thirty (30) days of Tenant’s receipt of the statement.  Provided Tenant has paid the full amount set forth in Landlord's statement, then within thirty (30) days of Tenant’s Exception Notice, Tenant shall have the right to cause Landlord's books and records with respect to the year to which such statement applies to be audited at Tenant’s sole cost and expense by an independent certified public accountant or accounting firm reasonably and mutually acceptable to Landlord and Tenant, and who shall not be compensated on a contingency basis.  Such audit shall be solely for the purpose of verifying Landlord’s statement and shall occur on a date and at a time reasonably acceptable to Landlord, at Landlord's place of business or the actual location of Landlord's books and records if different from Landlord's place of business (provided that in any event the location shall be in the State of New Jersey), during Landlord's normal business hours.  Prior to conducting such audit, both Tenant and its auditor shall execute confidentiality agreements reasonably acceptable in form and scope to Landlord and specifically including the obligation not to share the results of such inspection and audit with any other tenant of the Project.  Tenant shall notify Landlord of the results of such audit and provide Landlord with any written report and related materials and documentation in connection therewith within fifteen (15) days of the completion of the audit.  If, after such examination, it is finally determined and agreed that Landlord's statement overstated the annual Operating Expenses, Tenant shall be entitled to a credit against the monthly installment(s) of Base Rent and additional rent for any overcharge; if the statement understated the annual Operating Expenses, Tenant shall pay the balance within thirty (30) days.

Upon Tenant’s written request, Landlord shall provide Tenant with copies of any existing or proposed contracts for goods or services for the Building costing in excess of $25,000 and that are passed through to Tenant as part of Operating Expenses.  Landlord shall not enter into any contracts for the provision of any services or goods for the Building in excess of $25,000.00 that are passed through to Tenant as part of Operating Expenses with any corporation, entity, or person that is related to or otherwise affiliated with Landlord, unless Landlord first has competitively bid such contract or the price for such contract is not in excess of arms-length competitive prices paid in the Robbinsville, New Jersey area for similar services or goods provided in the absence of such relationship.

7. Utilities.

Beginning on the Lease Commencement Date, Tenant shall be responsible for the cost of all utilities and services of every kind and nature used on the Premises and/or serving the Premises, including but not limited to water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection.  Without limitation of the generality of the foregoing, Tenant shall pay all maintenance charges for utilities and any similar charges for utilities imposed by a governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises.

Gas to the Premises shall be separately metered, and Tenant shall have such meter placed in its own name and pay the costs thereof directly to the provider of said utility.  Water and sewer to the Premises shall be submetered, and Tenant shall pay Landlord its share of the cost of such utility as reflected on a submeter.  Electricity and solar energy to the Premises shall be separately sub metered by an Energy Monitoring Products System (E-Mon), which will segregate Tenant’s electricity usage and peak demand in the Premises from other parts of the Building.   The E-Mon system will monitor, report and provide meter billing statements based upon actual usage and peak demand.   Tenant shall pay electricity and solar energy to the Premises as part of the Operating Expenses of the Building as set forth in Section 6 above, except that (a) rather than paying Tenant’s Proportionate Share of such utilities in the percentage in the Basic Lease Information as set forth at the front of this Lease, Tenant shall pay for its share as determined by Landlord or its utility billing service provider based upon its review of Tenant’s usage of such utility through the E-Mon system, and (b) Tenant’s obligation to pay for such utilities that are included in Operating Expenses shall commence on the Lease Commencement Date rather than six (6) months thereafter when Tenant’s obligation to pay other non-utility Operating Expenses commences, and (c) at Landlord’s option, Landlord may separately reconcile, on a more frequent basis than it does for other Operating Expenses, the utility charges component of Operating Expenses and adjust Tenant’s estimated contribution thereto and also may bill or credit Tenant for any differences in the amounts paid by Tenant for estimated utilities and the actual utility charges on a quarterly, rather than annual, basis.

Tenant must not allow any utilities to be disconnected, terminated or interrupted for any reason, including for a failure to pay bills, and shall be responsible for maintaining the Premises at least at a minimum temperature of 55° so as to prevent freezing of pipes; and Tenant shall be responsible for any and all damage caused thereby, including, without limitation, damage caused by frozen pipes.  Upon expiration or termination of the Lease, any separate meter or submeter installed for or on behalf of Tenant, whether paid for by Tenant or not, shall remain on the Premises and shall be surrendered with the Premises to Landlord.  It is agreed that Landlord shall not be liable in any way for any failure to furnish or in any way for any damage or inconvenience caused by the cessation or interruption of any services of utilities whether caused by fire, accidents, strikes, breakdowns, maintenance, alterations, repairs, scarcity of labor or materials, acts of God or any other causes.  It is further agreed that any such failure or inability to furnish such utilities or services shall not be considered an eviction, actual or constructive, of Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of rent payable hereunder.

8. Taxes.

Landlord shall pay all Taxes that accrue against the Building during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant pursuant to Section 6.  "Taxes" shall mean any present or future federal, state, municipal, local and/or any other taxes, assessments, levies, benefit charges, and/or other governmental and/or private impositions (including business park charges and dues), levied, assessed and/or agreed to be imposed upon the real property of which the Premises are a part or any part or parts of said property, or upon the rent due and payable hereunder, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, foreseen or unforeseen, or similar or dissimilar to any of the foregoing but shall not include any inheritance, estate, succession, income, profits or franchise tax, provided, however, if at any time during the Lease Term or any extension thereof the method of taxation prevailing at the commencement of the Lease Term shall be altered or eliminated so as to cause the whole or any part of the items defined as Taxes above to be replaced by a levy, assessment or imposition, wholly or partly as a capital levy, or otherwise, on the rents or income (provided the tax on such income is not a tax levied on taxable income generally) received from the buildings, wholly or partly in place of an imposition on or as a substitute for, or an increase of, taxes in the nature of real estate taxes issued against the real property, then the charge to Landlord resulting from such altered or replacement method of taxation shall be deemed to be within the definition of "Taxes".  All reasonable expenses incurred by Landlord (including attorneys' fees and costs) in contesting any increase in Taxes or any increase in the assessment of the Real Property shall be included as an item of Taxes.  If, as a result of any such contest, Landlord receives during the Lease Term a refund of any portion of Taxes pertaining to a time period for which Tenant has paid Taxes under this Lease, Tenant shall be entitled to a credit for Tenant’s Proportionate Share of the refund received by Landlord for such period (less all the expenses incurred by Landlord (including attorneys’ fees and costs) in connection with such contest.  If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property of fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

9. Insurance.

Landlord shall maintain all risk property insurance covering the full replacement cost of the Building, less a commercially reasonable deductible. Landlord shall also maintain commercial liability insurance for the common areas of the Building.  The commercial liability policy for the common areas of the Building shall name Tenant as an additional insured.  Certificates thereof shall be delivered to Tenant by Landlord upon commencement of the Lease Term and upon each renewal of said insurance.  Landlord may, but is not obligated to, maintain such other insurance and additional coverage as it may deem necessary, including, but not limited to, rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Section 6.  The Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

Effective as of the earlier of the date Tenant enters or occupies the Premises or the Lease Commencement Date and continuing during the Lease Term, Tenant, at its expense, shall maintain: (i) all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant or by Landlord on Tenant’s behalf, including but not limited to any initial Tenant improvements or Landlord’s work, and whether at Landlord’s or Tenant’s expense, less a commercially reasonable deductible; (ii) worker's compensation insurance with no less than the greater of the minimum limits required by law or $1,000,000; (iii) employer's liability insurance with such limits as the greater of those required by law or $1,000,000; and, (iv) commercial liability insurance with a minimum limit of $2,000,000 per occurrence and a minimum umbrella of $2,000,000, for a total minimum combined general liability and umbrella limit of $4,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord and Landlord’s property management agent (and, upon request, any holder of any mortgage securing the Building) as additional insureds, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days prior written notice shall be given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord and Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by a risk which is covered by all risk property insurance actually in place, and each party waives any claims against the other party and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage; however, Landlord’s waiver shall not apply to any deductible amounts maintained by Landlord under its insurance. The failure of a party to insure its property shall not void this waiver. Each party and its agents, employees and contractors shall not be liable for, and the other party hereto hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by the waiving party or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Building from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of the other party or its agents, employees or contractors.

For any subcontractors or vendors that Tenant brings onto the Building, Tenant shall confirm that they have insurance coverage, at the subcontractor's or vendor’s expense, in the following minimum amounts: (a) Workers Compensation - Statutory Amount in the state of New Jersey; (b)  Employer's Liability - $500,000 or such other higher limits imposed in accordance with the requirement, if any, of the laws of the state of New Jersey; (c) Commercial General Liability - Unless otherwise approved in writing by Landlord, $1,000,000 per occurrence for “high risk” and “medium risk” subcontractors (and $500,000 per occurrence for “low risk” subcontractors), $2,000,000 general aggregate for “high risk” and “medium risk” subcontractors (and $1,000,000 general aggregate for “low risk” subcontractors) with Products/Completed Operations coverage (with evidence of Products/Completed Operations Coverage shown for a minimum of two years following completion of the work described in the contract); (d) Commercial Automobile Liability including hired and non-owned auto coverage - $1,000,000 combined single limit for “high risk” subcontractors and any towing subcontractor (and $500,000 for “medium risk” and “low risk” subcontractors); and (e) Umbrella/Excess - $4,000,000 for “high risk” subcontractors (and $2,000,000 for “medium risk” subcontractors and $1,000,000 for “low risk” subcontractors). (f) Such other insurance as may be necessary or desirable based on the nature of the subcontractor, including Liquor Liability for caterers and bartenders, and garage liability for any towing service. This insurance will be primary and noncontributory with respect to the insurance carried by Landlord.  Tenant shall ensure that Landlord and its property manager (and, upon request, any holder of any mortgage securing the Building) are named as additional insureds on the subcontractor's or vendor’s Commercial General Liability and Commercial Automobile Liability insurance.  The subcontractor's or vendor’s respective insurance carriers shall waive all rights of subrogation against Landlord and its property manager (and, upon request, any holder of any mortgage securing the Building) with respect to losses payable under such policies.  Higher limits of coverage may be required if the work to be done is hazardous or extensive.   Such policies or certificates thereof shall be delivered to Landlord by Tenant prior to the subcontractor’s or vendor’s entry onto the Building.

10. Landlord's Repairs.

Landlord shall be responsible, at its sole cost and expense and not as part of Operating Expenses, for the cost to correct any violations of Legal Requirements that pertain to the structural portions of the Premises and that exist as of the Lease Commencement Date; provided, however, Landlord shall not be required to correct such violation (and instead it shall be Tenant’s responsibility) if the same have been imposed or are imposed or are applicable as a result of the negligence of Tenant or any person and/or entity retained by or acting on Tenant’s behalf, of Tenant’s use of the Premises, of any of the Tenant Improvements or any other Tenant-Made Alterations, or of Tenant’s failure to comply with any of its obligations under this Lease including without limitation any repair obligations of Tenant.  Landlord additionally shall maintain at its own cost and expense (and not as part of Operating Expenses) the structural soundness of the roof, the structural soundness of the concrete floors and foundation, and the structural soundness of the exterior walls of the Building in good repair and condition (including replacement of any items when necessary), reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Section shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock seals, dock bumpers, dock plates or levelers, or office entries. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Building, including but not limited to, roofs, driveways, alleys, landscape and grounds surrounding the Premises, the costs of which shall be included as part of the Operating Expenses charged to Tenant pursuant to Section 6.  Tenant shall promptly give Landlord written notice of any repair or replacement required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to repair or replace.  To the extent that any such needed repair or replacement materially and adversely affects Tenant’s use and occupancy of the Premises, Landlord agrees to timely commence and diligently pursue the completion of any such repair or replacement.

If Landlord fails to timely make any repair that it is required to perform under this Lease, and such failure materially and adversely impairs Tenant’s ability to use and occupy the Premises for the operation of its business pursuant to the terms of this Lease, then Tenant shall send Landlord a second written notice informing Landlord of its failure to make such repair and informing Landlord that Tenant intends to complete such repair.  If Landlord fails to commence and diligently pursue completion of such repair within five (5) days of receipt of such notice from Tenant, then Tenant at its option shall have the right to make such repair identified in its notice, and to be reimbursed by Landlord for the reasonable costs thereof; provided that Tenant shall have no right to deduct any costs that it incurs pursuant to this paragraph from the Rent payable under this Lease.  In performing any repairs under this paragraph, Tenant shall not breach any term or condition of any existing warranties on any Building system or roof, and all repair work done in accordance with this paragraph must be performed at a reasonable and competitive cost and expense and by duly licensed and insured contractors.  Anything in this Lease to the contrary notwithstanding, Landlord agrees that in the event of an emergency which: (A) poses the threat of imminent, severe damage to Tenant’s customers or employees or to Tenant’s property; and (B) necessitates prompt repair of items which are otherwise required by this Lease to be repaired by Landlord, then Tenant may at its option proceed forthwith to make such emergency repair as is reasonably necessary to abate the emergency condition if (1) Tenant is unable to notify Landlord of such emergency condition after using diligent efforts to contact Landlord and advise it of same, or (2) Landlord fails to make immediate repairs after being notified of the emergency condition.

11. Tenant's Repairs.

Subject to Landlord's obligation in Section 10 and subject to Sections 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, entries, doors, ceilings, windows, interior walls, the interior side of demising walls and the heating, ventilation and air conditioning system. Tenant shall also be responsible for any in-rack fire sprinklers or other fire sprinklers and fire sprinkler systems exclusively serving the Premises and not part of the Building-standard fire sprinklers and fire sprinkler system.  Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. At Tenant’s expense, Tenant shall maintain maintenance and repair contracts for the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises and shall, upon Landlord's request, provide Landlord with a copy thereof and proof that such contract is in full force and effect.  The scope of services and contractors under such maintenance and repair contracts shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, delayed or conditioned.  If Tenant fails to perform any maintenance, repair or replacement for which it is responsible within a commercially reasonable period after Landlord’s notice to do so (except in case of an emergency or situation involving imminent harm to persons or property, in which case Landlord may act immediately), Landlord may, but shall not have the obligation to, perform such work and shall be reimbursed by Tenant, as additional rent hereunder, within 10 days after demand therefor. Subject to Sections 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building that results from damage caused by Tenant, its agents, contractors, or invitees, and any repair that benefits only the Premises.

12. Tenant-Made Alterations and Trade Fixtures.

Any alterations, additions, or improvements to the Premises made by or on behalf of Tenant ("Tenant-Made Alterations"), shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed provided that such Tenant-Made Alterations do not affect any of the Building’s structure, foundation, roof, appearance or building systems.  Notwithstanding the foregoing, Tenant shall have the right to make certain Tenant-Made Alterations without Landlord’s consent provided (i) such Tenant-Made Alterations do not affect any of the Building’s structure, concrete floors, foundation, roof, walls, appearance or building systems, including, without limitation plumbing, electrical, and HVAC systems, (ii) do not exceed One Hundred Thousand and No/100 Dollars ($100,000.00) in any one instance or Two Hundred Thousand and No/100 Dollars ($200,000.00) cumulatively during any calendar year, and (iii) at least ten (10) days prior to making any such Tenant-Made Alterations, Tenant will notify Landlord of its intention to do so and will provide Landlord with a copy  of all plans or drawings, if any, for such Tenant-Made Alterations, copies of any required licenses or permits, and certificates of insurance for worker's compensation and other coverage in amounts from an insurance company reasonably satisfactory to Landlord protecting Landlord and its property manager against liability for personal injury or property damage during construction. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements as a result of any Tenant-Made Alterations, including all applicable zoning and municipal regulations as well as any requirements under any association agreements, covenants or easements applicable to the Building.  Tenant shall obtain at its cost and expense all applicable governmental permits and approvals for Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only grades of materials acceptable to Landlord shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its prior written approval, as provided above. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable out-of-pocket costs in reviewing plans and specifications. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall be responsible at its sole cost and expense for the payment of all work and for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items pursuant to Section 21 of this Lease or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

Tenant, at its own cost and expense and without Landlord's prior approval, may erect such removable shelves, bins, and normal office equipment (collectively "Trade Fixtures") and paint any portion of the interior of the Premises in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises or any component thereof, and may be removed without injury to the Premises. The construction, erection, installation thereof must also comply with all Legal Requirements and with Landlord's requirements set forth above. Upon expiration or termination of the Lease, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.  Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant’s racking will be anchored to the concrete slab of the Building and that, upon Tenant vacating the Premises, these anchors will be cut flush with the slab and neither removed nor filled.

13. Signs.

Tenant shall be permitted to place signs in the locations shown in Exhibit C-2, as more particularly depicted in such Exhibit.  Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent.  With Landlord’s prior consent, which shall not be unreasonably withheld, conditioned or delayed provided such signs otherwise comply with the requirements of this section, Tenant may place signs designating reserved employee, visitor or customer parking (in areas expressly permitted for same pursuant to the parking provisions of this Lease), directional signs indicating shipping and receiving areas of the Premises, and canopies over  the retail entrance, the public entrance, and shipping and receiving doors. In its discretion, and with Landlord’s prior consent, which shall not be unreasonably withheld, conditioned or delayed provided such signs otherwise comply with the requirements of this section, Tenant may place other signs relating to Tenant’s business at the Premises, provided such signs are similar to other signs for businesses in the Project, the Applegate Road Owners Association gives its written approval prior to installation and such signs otherwise comply with the requirements of this section.  Provided that Landlord has approved Tenant’s signage at issue, Landlord agrees, at Tenant’s sole cost and expense, to support Tenant’s signage requests during any approval process for such signage before the Applegate Road Owners Association.  Signs shall be properly installed and maintained by Tenant at Tenant’s sole cost and expense.  Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached. Signs shall conform to all applicable zoning and municipal regulations as well as any requirements under any association agreement, covenants or easements applicable to the Building, including, but not limited to the Applegate Road Owners Association, and Tenant shall obtain all applicable governmental and association permits and approvals for sign and exterior treatments.

14. Parking.

Tenant shall be entitled to the exclusive use of the car and truck parking areas marked as “Exclusive” on Exhibit A-1.  Tenant additionally shall have the option to fence in a portion of the parking area and fence in the west truck docks limiting traffic and access to that side of the Building in front of Tenant’s docks, as shown on Exhibit A-1, to be used for parking and truck and trailer storage, subject to Tenant’s compliance with all Legal Requirements, including without limitation any fire/life safety and permitting requirements.  Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

15. Restoration.

If at any time the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed six (6) months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take six (6) months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord on Tenant’s behalf, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonably deductible under Landlord's insurance policy within ten (10) days after the presentment of Landlord's invoice. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.  Tenant further waives all claims (i) for any damage or injury resulting from any damage or destruction, (ii) for any loss of profits or interruption of business resulting from Tenant’s inability to use and occupy the Premises or any part thereof as a result of any damage or destruction, or (iii) by reason of any required surrender of possession of the Premises pursuant to this Section.  Tenant also waives the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7, and agrees that Tenant will not be relieved of the obligation to pay Rent in case of damage or destruction to the Premises or the Building, except as expressly provided in this Section.

16. Condemnation.

If any part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking  materially interferes with Tenant's use of the entire Premises or would materially interfere with or impair Landlord’s ownership or operation of the Building, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

This Section of the Lease constitutes an express agreement and stipulation governing any case of damage or destruction of the Premises or the Building by fire or other casualty for the purposes of N.J.S.A. 46:8-6 and 7, and Tenant hereby waives the provisions of such statute and any similar laws which provide additional rights and remedies in such instance.

17. Assignment and Subletting.

Without Landlord's prior written consent, which shall not be unreasonably withheld,  conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Section, a transfer of the majority of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord but with prior written notice to Landlord, provided the assignee assumes, in full, the obligations of Tenant under this Lease and any such assignment or sublease shall not relieve Tenant of its obligations hereunder, and provided further that the Tenant Affiliate is utilizing the space for a similar operation as Tenant. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign the Lease or sublet the Premises, or any part thereof, (provided that any such sublease is for all or substantially all of the entire remaining Term) (other than to a Tenant Affiliate that is utilizing the space for a similar operation as Tenant), Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of all rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that (a) the rent due and payable by a sublessee or assignee (or a combination of the rent payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds (b) the rent payable under this Lease plus Tenant’s third-party costs actually and reasonably incurred in preparing the Premises for such assignee or sublessee, brokerage commissions and legal expenses, and any other third-party expense that is reasonable and not in excess of arms-length competitive prices paid in the Robbinsville, New Jersey market, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant. Tenant expressly waives any right that it might have to retain such excess pursuant to the provisions of section 365(f) of the Bankruptcy Code.  Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease, assignment or other transfer.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder, Landlord may collect any rent due hereunder from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the rent due hereunder; and all such rent collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of any rent due hereunder or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18. Indemnification.

Landlord, its employees and agents shall not be liable to Tenant, its employees, agents, invitees or any other person or entity claiming through Tenant for any damage, and Tenant and all those claiming by, through or under Tenant shall store their property in and shall occupy and use the Premises and any improvements therein and appurtenances thereto and all other portions of the Building solely at their own risk.  To the extent permitted by law, Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord's managers, agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys' fees) arising from any occurrence on the Premises, the use and occupancy of the Premises, or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from Tenant’s failure to perform its non-monetary obligations under this Lease (Tenant shall be liable for damages for breach of any monetary obligations under this Lease pursuant to the provisions of Section 24 hereunder and at law and in equity); provided that Tenant shall not indemnify Landlord against the negligence or reckless behavior of Landlord or any of Landlord’s managers, agents, employees and contractors.  This indemnity provision shall survive termination or expiration of this Lease.  The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Section.

19. Inspection and Access.

Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time upon reasonable prior notice (which may be verbal and which shall not be required, however, in an emergency) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours upon reasonable prior notice (which may be verbal) for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Building is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially and adversely interferes with Tenant's use or occupancy of the Premises, the parking areas of the Premises or Tenant’s access thereto. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20. Quiet Enjoyment.

If, at all times during the Lease Term, Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant, subject to the terms of this Lease and all matters of record, shall have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21. Surrender.

No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.  Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 15 and 16 excepted. All Tenant-Made Alterations, including the initial Tenant Improvements to the Premises, shall, at Landlord’s option, remain upon the Premises and be surrendered without disturbance, molestation or damage.  Should Landlord elect that any Tenant-Made Alterations be removed upon expiration or termination of the Lease, Tenant hereby agrees to cause same to be removed at Tenant’s sole cost and expense.  Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the expiration or termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

Notwithstanding the foregoing, Tenant, upon submitting its request to Landlord to make any Tenant-Made Alterations, including all or any portion of the initial Tenant Improvements pursuant to Exhibit C hereto, shall have the right to request therein that Landlord specify whether and to what extent Landlord will require Tenant to remove the Tenant-Made Alterations, for which consent is being sought, at or prior to the end of the Lease Term.  If Tenant shall fail to request such information in its request to make any Tenant-Made Alterations, then all such Tenant-Made Alterations shall thereafter be subject to the exercise of Landlord's rights to require removal of such Tenant-Made Alterations. If Tenant submits its request for such information in accordance with the foregoing provisions and Landlord consents to the Tenant-Made Alterations requested, Landlord shall, together with its consent, specify in writing whether and to what extent it will require Tenant to remove the Tenant-Made Alterations in question at or prior to the end of the Lease Term, and if Landlord fails so to specify, Tenant shall have no further obligation to remove the Tenant-Made Alterations which were the subject of Tenant's request.

22. Holding Over.

If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord as an occupancy fee for the holdover period, an amount equal to one hundred twenty five percent (125%) of the Base Rent in effect on the termination date for the first month after the termination date and one hundred fifty percent (150%) of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section shall not be construed as consent for Tenant to retain possession of the Premises.

23. Events of Default.

Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

(a)           Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due; provided that, on up to one (1) occasion in any twelve (12) month period, there shall exist no Event of Default unless Tenant shall have been given written notice of such failure and shall not have made the payment within five (5) business days following the giving of such notice.

(b)           Tenant or any guarantor or surety of Tenant's obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (iii) become the subject of any proceeding for relief which is not dismissed within ninety (90) days of its filing or entry; (iv) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(c)           Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease or as simultaneously replaced by new insurance complying with the provisions of this Lease so as to prevent any lapse in coverage.

(d)           Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

(e)           Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

(f)           Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within sixty (60) days after any such lien or encumbrance is filed against the Premises.

(g)           Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default (provided that, if such failure is curable but is not reasonably capable of being cured within thirty (30) days, then such cure period shall be extended for such additional period as may be reasonably required up to a maximum of ninety (90) days, so long as Tenant commences such cure within said thirty (30) days period and thereafter diligently and in good faith pursues such cure to completion).

24. Landlord's Remedies.

Upon each occurrence of an Event of Default, Landlord may at any time thereafter at its election, terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord reenters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all  expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and an amount in cash equal to the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, less the fair market value of the Premises (which shall include a reasonable period of vacancy following Landlord’s recovery of legal possession and the reletting of the Premises to a new tenant, as well as any market rate tenant inducements or tenant concessions). If Landlord has relet the Premises at the time of the determination of the fair market value, the fair market value shall conclusively be determined by the net rents payable under the new lease for the Premises.  Such present value shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom) to satisfy all rental provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of any rental due under this Lease or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant shall be evicted or dispossessed from the Premises for any cause, or Landlord re-enters the Premises following the occurrence of any default hereunder, or this Lease is terminated before the lease expiration date, as well as any rights it may have under N.J.S.A. 2A:18-60.

The terms "enter" "re-enter", "entry" or "re-entry", as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Building before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

25. Tenant's Remedies.

Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. Subject to the terms and conditions of Section 40, all obligations of Landlord under this Lease shall be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership.

26. Waiver of Jury Trial.

TENANT AND LANDLORD EACH WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

27. Subordination.

This Lease and Tenant's interest and rights hereunder (including, without limitation, options to purchase and rights of first refusal, if any) are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Building, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant.  Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder.  The provisions of this Section shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) days of such request.  Tenant’s obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord’s execution of this Lease and if Tenant fails to timely deliver any such instrument within such ten (10) day period, then Landlord shall send to Tenant’s CFO or CEO a second notice requesting that Tenant return the executed instrument within five (5) days of the second notice notifying Tenant’s CFO or CEO that if Tenant fails to do so, an Event of Default shall be deemed to have occurred hereunder and Landlord will execute the instrument as Tenant’s attorney-in-fact under the provisions of this Section 27.  Tenant’s failure to deliver the instrument within said 5-day period after the second notice shall be deemed an immediate Event of Default by Tenant under this Lease, and no further notice or cure period provided in Section 23 of this Lease shall be applicable. Further, Tenant hereby irrevocably appoints Landlord as its attorney in fact (such power of attorney being coupled with an interest) to execute on its behalf and in its name any such instrument and to cause any such instrument to be recorded, if Tenant fails to execute and deliver the instrument within five (5) days after Landlord's second written request thereof.  Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon, this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

Landlord agrees to use best efforts to obtain from any future holder of any mortgage or deed of trust securing the Land or the Building ("Mortgagee") a subordination, non-disturbance and attornment agreement for the benefit of Tenant and which is acceptable to Mortgagee.  Landlord shall have no liability if such Mortgagee refuses to give Tenant a subordination, non-disturbance and attornment agreement.

28. Mechanic's Liens.

Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or any part of the Building or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs.  To the fullest extent permitted by the New Jersey Construction Lien Law, N.J.S.A. 2A:4A-1, et seq., or any other applicable Legal Requirement, Landlord’s consent to the making of any Tenant-Made Alterations shall not be deemed an agreement by Landlord to subject Landlord or any Mortgagee, or its or their interest in the Premises or the Building, to any lien, charge or encumbrance that may be filed in connection with such permitted Tenant-Made Alterations.  Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises or with respect to the Equipment (as such term is defined in Rider Two) and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises, or with respect to the Equipment, or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises or with respect to the Equipment and cause such lien or encumbrance to be discharged within 60 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 60 day period.

29. Estoppel Certificates.

Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease, and if Tenant fails to timely deliver any such certificate within ten (10) day period, then Landlord shall send to Tenant’s CFO or CEO a second notice requesting that Tenant return the executed certificate within five (5) days of the second notice and notifying Tenant’s CFO or CEO that if Tenant fails to do so, an Event of Default shall be deemed to have occurred hereunder and Landlord will execute the certificate as Tenant’s attorney-in-fact under the provisions of this Section 29.  Tenant’s failure to deliver an estoppel certificate within said 5-day period after the second notice shall be deemed an immediate Event of Default by Tenant under this Lease, and no further notice or cure period provided in Section 23 of this Lease shall be applicable. Tenant hereby irrevocably appoints Landlord as its attorney in fact (coupled with an interest) to execute on its behalf and in its name any such certificate if Tenant fails to execute and deliver the certificate within five (5) days after Landlord's second written request thereof.

30. Environmental Requirements.

Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent in its sole and absolute discretion.

Any storage, use or handling by Tenant at the Premises of any Hazardous Materials shall be subject to the prior written consent of Landlord, in its sole and absolute discretion.  In its request for Landlord’s consent, Tenant shall identify the Hazardous Materials in question, the quantity thereof, the manner in which such Hazardous Materials are contemplated to be used, stored or handled, the estimated times and time frames within which such Hazardous Materials are contemplated to be used, stored and/or handled at the Premises by Tenant, and true and complete copies of MSDS Sheets (showing applicable NFPA Risk Levels) relating thereto.  In the event Landlord consents to any such storage, use or handling of Hazardous Materials in the Premises, such use, storage and handling shall be at all times (i) in accordance with the terms and conditions of this Section 30, (ii) in accordance with all applicable state, local and federal laws, codes, ordinances and regulations, including but not limited to all applicable Environmental Requirements (hereinafter defined) and regulations of the fire marshal for the fire department having jurisdiction with respect to the Building (iii) only after taking all reasonable precautions and utilizing such engineering controls, at its sole cost and expense, as are necessary to adequately ventilate odors and fumes in the Premises in accordance with health and safety standards and to prevent any odors and fumes from emanating from the Premises, including the installation of such reasonable control devices and the establishment of reasonable control procedures to eliminate such odors wherever such Hazardous Substances are used, handled and/or stored in the Premises; (iv) subject to obtaining, and in accordance with the conditions under, any and all required permits and governmental approvals, and (v) in amounts not in excess of the maximum amounts for same at any one time as have been approved by Landlord.  Without limitation of the foregoing and any other requirements of this Section 30, Tenant shall be responsible for obtaining any and all governmental or quasi-governmental approvals and/or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of all such Hazardous Materials.  Tenant shall provide Landlord with a copy of all such approvals and/or permits; in addition, Tenant shall provide Landlord with any reports filed with, and correspondence, with, governmental agencies; storage and management plans filed with governmental agencies; notices of violations of any legal requirements; and any other documents that Landlord may reasonably request with respect to such Hazardous Materials.  Tenant shall maintain Material Safety Data Sheets (MSDS) for each Hazardous Material on the Premises; and the Tenant’s use, storage and disposal of such Hazardous Materials shall be consistent with the corresponding MSDS.

Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Premises by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. Without limitation of the generality of the foregoing, Tenant shall, at its sole cost, comply with ISRA, including but not limited to making all submissions to, providing all information to, and complying with all requirements of the Industrial Site Evaluation Element or its successor of the New Jersey Department of Environmental Protection or its successor (the “NJDEP”).  Tenant shall further promptly provide to Landlord all information requested by Landlord, a licensed site remediation professional as defined in the Site Remediation Reform Act, P.L. 2009, c. 60, and the regulations promulgated thereunder (“LSRP”) or NJDEP for preparation of an ISRA Affidavit, de minimis quantity exemption, limited conveyance application or other submission to be made by Landlord, and shall promptly sign such affidavits and submissions when requested by Landlord, an LSRP or NJDEP.

The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.), as amended from time to time; the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), as amended from time to time; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, including without limitation any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Site Remediation Reform Act, P.L. 2009, c. 60; the New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1 et seq.; the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq.; the Hazardous Substances Discharge: Reports and Notices Act, N.J.S.A. 13:1K-15 et seq.; ISRA; asbestos and petroleum, including crude oil or any fraction thereof; natural gas liquids; liquefied natural gas; or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

Tenant shall indemnify, defend, and hold Landlord, and its managers and agents, harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Building and loss of rental income from the Building, claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed by Tenant in breach of the requirements of this Section, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord, or its managers and agents, as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Section by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such non-compliance. The obligations of Tenant under this Section shall survive any expiration or termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case, Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises.  Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a violation or possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises, whether currently or hereafter existing.

In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Section that are not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord.  The requirements of this Section are in addition to and not in lieu of any other provision of this Lease.

Nothing in this Lease shall be deemed to make Tenant responsible for any required removal, remediation, containment or abatement of any Hazardous Materials discharged in the Premises prior to the Commencement Date of this Lease or not discharged in or about the Premises by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, unless, in either such case, the presence of the Hazardous Materials was exacerbated by the acts or omission of Tenant, its agents, employees, contractors, subtenants or invitees.

31. Rules and Regulations.

Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Building. The current rules and regulations are attached hereto as Exhibit E. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Building.

32. Security Service.

Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

Landlord agrees that, at Tenant’s sole cost and expense, Tenant may staff the existing guardhouse for the Building.  Tenant’s staff at the guardhouse may not restrict access of any third parties to any portion of the Building that is not part of the Premises but may direct such third parties to their appropriate destination at the property.  All such guardhouse employees shall be deemed the sole responsibility of Tenant and shall not be the employees of the Landlord or its managing agent.  Tenant agrees that it shall be solely responsible for all payments due or to become due to such guardhouse employees, including the withholding of appropriate taxes, and for the compliance with workers' compensation laws and all other legal requirements with respect to such employees.  Any such employees of Tenant at the guardhouse shall have been trained and shall be competent to perform such services, shall be properly supervised and directed by Tenant, and shall be properly uniformed or suitably attired.  Tenant agrees to maintain good order and shall be responsible for the conduct and good behavior of such employees.  Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord's managers, agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys' fees) arising therefrom the use by Tenant of such staff at the guardhouse.

33. Force Majeure.

Neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party (Force Majeure"); provided, however, that this provision shall not serve to excuse Tenant of any of its obligations to timely pay Base Rent, additional rent or any other sum due or to excuse Tenant of any of its obligations relating to environmental requirements.

34. Entire Agreement.

This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. If any printed provision of this Lease is deleted by the parties, such deletion may not be utilized in interpreting the rights of the parties hereunder; but each party shall have all rights which it would have had, at law or otherwise, if such deleted provision had never been printed herein. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35. Severability.

If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36. Brokers.

Landlord and Tenant each represent and warrant to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Brokers set forth on the first page of this Lease, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction.

37. Intentionally Deleted.

38. Miscellaneous.

(a)           Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)           If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)           Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(d)           At Landlord's request from time to time, Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

(e)           Landlord and Tenant agree to execute a memorandum of the Lease, setting forth the Lease Term and Tenant’s expansion option and other required provisions, which memorandum shall be substantially in the form attached hereto as Exhibit F-1 (“Memorandum of Lease”).  Tenant shall have the right to record the Memorandum of Lease at its sole cost and expense; provided, however, that simultaneously with the parties’ execution of the Memorandum of Lease, Tenant has delivered to Landlord a memorandum of lease termination in the form attached hereto as Exhibit F-2 (“Memorandum of Lease Termination”) executed by Tenant, which Landlord shall hold in trust pending the expiration or earlier termination of this Lease.  Tenant hereby agrees that Landlord shall have the right to record the Memorandum of Lease Termination upon the termination or expiration of this Lease or upon the occurrence of any Event of Default with respect to which Landlord is pursuing legal or equitable remedies.  Additionally, in connection with any future modification of this Lease that modify any of the terms set forth on the recorded Memorandum of Lease, the parties hereby agree to execute a memorandum of lease modification, in a commercially reasonable form, setting forth such modified terms, which if recorded shall be recorded at Tenant’s expense, as well as an updated Memorandum of Lease Termination.

(f)           The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(g)           The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(h)           Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(i)           Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(j)           This Lease has been executed and delivered in the State of New Jersey and shall be construed and interpreted in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of laws.  Landlord and Tenant hereby irrevocably agree that any legal action or proceeding arising out of or relating to this Lease shall only be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey.  By execution and delivery of this Lease, Landlord and Tenant hereby irrevocably accept and submit generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waive in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non coveniens.  The name and address of Tenant's resident agent in the state of New Jersey is Corporation Service Company, 830 Bear Tavern Road, West Trenton, NJ  08628.  Tenant shall advise Landlord in writing if the name and address of its resident agent is changed during the Term hereof.

(k)           Time is of the essence as to the performance of Tenant's obligations under this Lease.

(l)           All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

39. Intentionally Deleted.

40. Limitation of Liability of Landlord.

It is understood that Landlord is a limited liability company and that any obligation or liability whatsoever of Landlord, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall any such liability or obligation  be enforced against the property of Landlord (other than the Building), nor be enforced against the property of Landlord’s  members, managers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise. Tenant agrees that Tenant shall look solely to Landlord's equity in the Building for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be kept, observed and performed by Landlord, subject, however, to the prior rights of any ground or underlying landlords or any mortgagee of all or any part of the Building, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.  In no event shall Landlord be liable to Tenant for any indirect or consequential damage, injury, loss or claim.

41. ERISA Representation.

Tenant hereby represents and warrants to Landlord, for the benefit of the Prudential Insurance Company of America (“Prudential”), as follows:

(a)           Neither Tenant nor any of its “affiliates” (within the meaning of Part VI(c) of Prohibited Transaction Exemption 8414, 49 Fed. Reg. 9494 (1984), as amended ("PTE 8414")) has, or during the immediately preceding year has exercised the authority to:

(i)           appoint or terminate Landlord as investment manager over assets of any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") invested in, or sponsored by, Prudential; or

(ii)           negotiate the terms of a management agreement (including renewals or modifications thereof) with Landlord on behalf of any such plan;

(b)           Tenant is not "related" to Prudential (as determined under in Part VI(h) of PTE 8414);

(c)           Tenant has negotiated and determined the terms of this Lease at arm's length, as such terms would be negotiated and determined by the Tenant with unrelated parties; and

(d)           Tenant is not an "employee benefit plan" as defined in Section 3(3) of ERISA, a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. §2510.3101 of any such employee benefit plan or plan.

42. OFAC Certification.

Tenant certifies that:  (a) Tenant is not, and shall not during the term of this Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”).  (b) To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises or the Building.  Tenant will not, during the Term of this Lease, engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises or the Building.  If at any time after the date hereof Tenant becomes a Prohibited Person, then Tenant shall notify Landlord within five (5) business days after becoming aware of such designation.  (c) If Tenant breaches any representation or covenant set forth in this Section, or Tenant hereafter becomes a Prohibited Person, then in any such event, same shall constitute an Event of Default under the Lease, entitling Landlord to any and all remedies under the Lease or at law or in equity (including the right to terminate the Lease), without affording Tenant any notice or cure period.  Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claim, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

43. Notices.

           All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed, if to Tenant, at

Global Equipment Company Inc.
11 Harbor Park Drive
Port Washington, NY, 11050
Attn:  Mr. Alan Schaeffer,

with a copy to

Systemax, Inc.
11 Harbor Park Drive
Port Washington, NY  11050
Office of the General Counsel,

and if to Landlord, to:

PR I Washington Township NJ, L.L.C.
c/o Matrix Realty, Inc.
CN 4000, Forsgate Drive
Cranbury, NJ 08512
Attn:  Property Manager, Northeast Business Park,

with a copy to

Mr. William H. Anderson, Principal
Prudential Real Estate Investors
8 Campus Drive
Parsippany, NJ  07054,

with a copy to

Joan Hayden, Esq., Vice President & Corporate Counsel, Law Department
Prudential Real Estate Investors
8 Campus Drive
Parsippany, NJ  07054.

Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon attempted delivery if delivery is refused for any reason or upon actual receipt.

44. Additional Rent.

All costs and expenses other than Base Rent that Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including without limitation, Operating Expenses, shall be deemed to be additional rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies provided for in case of nonpayment of rent, including the assessment of interest and late charges.  Base Rent and additional rent are sometimes referred to collectively herein as "rent."

45. Riders.

Two (2) Riders, Expansion Option Rider and Roof Access Rider, are attached to this Lease and made a part hereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS/ATTEST:                                                                LANDLORD:

PR I WASHINGTON TOWNSHIP NJ, L.L.C,
a New Jersey limited liability company

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:   Authorized Person

Date:

TENANT

GLOBAL EQUIPMENT COMPANY INC.,
a New York corporation

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:
                                                                                     Duly Authorized Officer
Tax ID:

Date:

RIDER ONE – TENANT’S EXPANSION OPTION

During the initial Lease Term, and subject to the other terms of this Rider, prior to leasing any available, contiguous space in the Building (hereinafter, the “Expansion Area”) to a third party, Landlord will first offer Tenant the right to lease that Expansion Area by providing Tenant with a written notice identifying the Expansion Area and the terms and conditions upon which Landlord is willing to lease the Expansion Area to Tenant (the “Expansion Area Offer Notice”).  For purposes herein, space in the Building shall be deemed to be “available” when the lease for the current occupant of the space expires or is otherwise terminated.  Notwithstanding the foregoing, the Expansion Area shall not be deemed to become available if such space is: (A) assigned or subleased by the current tenant of the space; (B) re-leased by the current tenant of the space by renewal or extension in accordance with the terms of its lease; (C) subject to a specific expansion or other right of any other tenant in the Building existing as of the Lease Commencement Date unless and until such other tenant(s) has/have failed to timely exercise its/their option(s) or right(s); or (D) not leased to a tenant as of the date of this Lease (until that space is leased, and then subsequently ``becomes available'').  Additionally, space shall not be deemed to be “available” if Landlord has previously offered such space to Tenant under this Rider, and Tenant declines or fails to duly and timely exercise its expansion option or otherwise fails to meet all of the conditions provided in this Rider for such space.

Tenant shall have ten (10) days to notify Landlord in writing (“Tenant’s Acceptance Notice”) that it desires to lease the Expansion Space upon such terms and conditions set forth in Landlord’s Expansion Area Offer Notice.  In the event Tenant elects to lease less than all of the Expansion Area, then the portion of the Expansion Area that Tenant leases must be the portion that is immediately adjacent to Tenant’s existing Premises and must comply, at Tenant's sole cost and expense, with all applicable building and safety codes.  Further, Tenant shall be responsible, at its sole cost and expense, for all costs associated with separately demising the portion of the Expansion Area that Tenant elects to lease from the remaining portion of the Expansion Area that Tenant did not elect to lease.  In addition, all of the remaining Expansion Area not leased by Tenant pursuant to this Rider must (i) also comply with all applicable building and safety codes, (ii) be regular in shape with adequate means of ingress and egress and (iii) contain a minimum of 226,000 rentable square feet and be suitable and marketable for normal renting purposes as office/warehouse space at Landlord’s sole discretion.  Tenant’s Acceptance Notice must be accompanied by a copy of its most recent financial statements (quarterly and annual financial statements including at least its income statements, balance sheets, and cash flow statement) reflecting Tenant’s current financial condition.  Upon receipt of Tenant’s Acceptance Notice and satisfactory financial statements, Landlord shall prepare, and the parties shall promptly execute, an amendment to the Lease incorporating such terms.

Exercise of Tenant’s rights under this Rider shall be conditioned upon the following:  (1) The Premises must continue to be used as set forth in the Lease; (2) at the time of exercise of the option or commencement of the option term, none of the space in the Premises shall have been subleased for all or substantially all of the term; (3) The Lease shall not have been assigned by Tenant to any person or entity, Tenant agreeing that this option is personal to Global Equipment Company Inc., a New York corporation, (4) Tenant shall not be in default under the Lease at the time the Expansion Space became available or any time thereafter up through the date the lease amendment is executed (if Tenant is in default at any such time, Landlord may terminate this option by delivering written notice to Tenant notifying Tenant of Landlord’s election to terminate this option, in which event Tenant’s rights under this Rider shall be null and void and of no further force or effect whatsoever, and Landlord may lease all or any portion of the Expansion Space to others at any time thereafter without regard to the restrictions in this Rider and on whatever terms and conditions Landlord may decide in its sole discretion); (5) The Lease must be in full force and effect; (6) Tenant's current financial condition, as revealed by its most recent financial statements, must demonstrate either that:  (A) Tenant meets the financial criteria that Landlord generally uses to lease space to tenants; or (B) Tenant's net worth is at least equal to its net worth at the time the Lease was signed; and (7) more than two (2) years must remain in the term of this Lease.  Landlord shall incur no liability, and the expiration date of the term for which the Expansion Area is leased shall not be extended, if Landlord is unable to deliver possession of the Expansion Area to Tenant due to any holdover tenant's refusal to vacate, or for any other reason not within Landlord's reasonable control.

If Tenant declines or fails to duly and timely exercise its expansion option or fails to meet all of the conditions provided in this Rider, Landlord shall thereafter be free to lease the Expansion Space in portions or in its entirety to any other person at any time without regard to the restrictions in this Rider and on whatever terms and conditions Landlord may decide in its sole discretion.  Tenant’s expansion option under this Rider shall be one-time only and upon Tenant’s rejection or failure to meet conditions, it shall thereafter be null and void and of no further force or effect whatsoever.

WITNESS/ATTEST:                                                                LANDLORD:

PR I WASHINGTON TOWNSHIP NJ, L.L.C., a New Jersey limited liability company

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:   Authorized Person

TENANT

GLOBAL EQUIPMENT COMPANY INC.,
a New York corporation

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:
                                                                                     Duly Authorized Officer
Tax ID:

RIDER TWO – ROOF ACCESS

Provided that the same is permitted under applicable zoning and other municipal regulations, and subject to the terms and conditions set forth in this Rider, Tenant shall have limited, non-exclusive access to the roof of the Building over the Premises (the “Roof Area”) for the purpose of installing and maintaining the following equipment (the “Equipment”):  (i) an antenna for satellite television service in the Premises,  and (ii) such other equipment as may be used by Tenant in the ordinary conduct of Tenant’s customary business at the Premises, such as HVAC equipment.

(a) Tenant, at its sole cost and expense, shall procure all necessary governmental and association approvals, permits and licenses for such Equipment.  All plans and specifications concerning the Equipment shall be subject to Landlord’s prior written approval, including but not limited to size and location.  The Equipment may not cause any structural or other type of damage to the roof or otherwise to the Building.  In the event a structural platform is necessary or advisable to support the Equipment, Tenant shall be responsible for installing such platform at its sole cost and expense.  Tenant shall not disturb the roof membrane or make any other penetration of the roof or the exterior facade of the Building.  In the event Tenant’s use of the Roof Space causes the Building’s roof warranty to become invalid, Tenant shall immediately restore such warranty.  All work must be performed in a good and workmanlike manner by a contractor reasonably approved by Landlord.

(b) Tenant acknowledges that Landlord has entered into or will be entering into a contract (the “Solar Lease”) with a third party to lease roof space on the Building, including the Roof Area, to such third party for the purpose of installation of solar panels, and that the rights granted to such lessee under such Solar Lease shall have precedence over any rights to the Roof Space that Tenant may have under this Rider.  Without limitation of the generality of the foregoing, Landlord may require Tenant to move the Equipment, at Tenant’s cost and expense, to another part of the roof or to temporarily remove the Equipment in order for Landlord or such lessee to perform any renovation, improvement, alteration or expansion to the Building, including, without limitation, installation or replacement of solar panels on the roof.  Additionally, Tenant’s Equipment shall not interfere with the structure of the Building, any of the building systems, or the equipment (including airwaves reception and other equipment) of the Landlord or any other lessee or occupant.

(c) All access to the roof by Tenant shall be subject to the continuing control of, and reasonable security and safety procedures established by, Landlord and shall require reasonable prior notice (which may be verbal) to the Landlord or Landlord's managing agent.  Tenant shall coordinate its access to the roof with any access or work being done on the roof by Landlord or any other party.

(d) Tenant shall at all times comply with all applicable requirements of laws, zoning and other ordinances and rules of all public authorities and insurance companies and all orders, rules and regulations of any public authority, which shall impose any order or duty upon Landlord or Tenant with respect to or affecting the Equipment or arising out of Tenant’s installation, maintenance, operation, repair, removal, replacement, use or manner of use thereof.

(e) The installation, maintenance, operation, repair, removal, replacement, and use and manner of use of the Equipment shall be at Tenant’s sole risk, cost and expense.  Tenant shall promptly pay and discharge all out-of-pocket costs and expenses incidental to and/or connected with the Equipment.  Without limitation of the generality of the foregoing, Tenant shall be responsible for paying the costs of any utility consumption by the Equipment.  Additionally, Tenant shall pay any and all increases in real estate taxes, personal property taxes, use taxes and any other charge(s) imposed by any governmental authority as a result of the Equipment, as well as any increases in the rate of any insurance carried by Landlord for the Building as a result of the Equipment.

(f) Tenant shall maintain the Equipment in a clean and safe manner and in good condition throughout the entire Term and any renewals or extensions thereof.  Upon expiration or termination of this Lease, Tenant agrees that it will immediately remove the Equipment (including, but not limited to all wiring, cabling and other accessories associated with the Equipment) and shall repair any damage to the Building including the Roof Space caused thereby.  In the event Tenant fails to remove the Equipment (or fails to repair any damage caused by such removal), at its discretion Landlord may remove and dispose of such Equipment and/or repair any damage caused by such removal and charge Tenant the entire cost thereof with absolutely no liability accruing whatsoever to Landlord.

(g) Tenant shall maintain such insurance as is reasonably required by Landlord with respect to the installation, maintenance, operation, repair, removal, replacement, use or manner of use of the Equipment.  Landlord shall have no liability on account of any damage to, loss of, or interference with, the Equipment.  Tenant hereby agrees to indemnify and hold harmless and defend Landlord, its managing agent, servants and employees against any and all claims, losses, costs, damages, expenses or liabilities, including, without limitation, reasonable attorney’s fees for any injury or damage to any person or property whatsoever, arising out of Tenant’s access to the roof and/or the Equipment, including but not limited to installation, maintenance, operation, repair, removal, replacement, use or manner of use thereof.

WITNESS/ATTEST:                                                                LANDLORD:

PR I WASHINGTON TOWNSHIP NJ, L.L.C.,
a New Jersey limited liability company

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:   Authorized Person

TENANT

GLOBAL EQUIPMENT COMPANY INC.,
a New York corporation

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:
                                                                                     Duly Authorized Officer
Tax ID:

EXHIBIT A

Premises & Parking

EXHIBIT B

LANDLORD’S WORK

Landlord will deliver the Premises with the following improvements included in the base building:

o	Demising Wall: a full height demising wall with 1 hour fire rating, pursuant to the plan attached hereto as Exhibit B-1
o	Draft Curtain: minimum 24” around main office area, pursuant to the plan attached hereto as Exhibit B-1
o	ESFR Sprinkler System: pursuant to the plan attached hereto as Exhibit B-2 and the FM Global Project Report dated February 15, 2012 attached hereto as Exhibit B-3
o	Warehouse Heating: Designed to meet ASHRE standards of an indoor temperature of 60° F with an outdoor temperature of 11° F.
o	Utilities: Utilities shall be separated as specified in Section 7 of the Lease.
o	Water main Pipe: Relocate water main pipes and any other ESFR conversion obstructions as set forth in Exhibit B-3
o	Broom Clean: The Premises shall be delivered broom-clean.

EXHIBIT B-1

Demising Wall & Draft Curtain Plan

EXHIBIT B-2

ESFR Sprinkler Conversion Plan

EXHIBIT B-3

FM Global Project Report – February 15, 2012

 EXHIBIT C

TENANT IMPROVEMENTS

1.           Tenant Improvements.  The “Tenant Improvements" shall mean the provision of all labor, materials, coordination, supervision and planning services necessary to renovate and finish the Premises for the conduct of Tenant’s business, provided Landlord approves the final plans and working drawings therefore (the “Tenant Construction Documents”).  Landlord hereby approves the Tenant’s specifications set forth in Exhibit C-1, Exhibit C-2 and C-3, including any exterior generators, signage, and entrance canopies as shown on such Exhibits.  Additionally, the Tenant Improvements may include the labor, materials, coordination, supervision and planning services necessary to construct the additional parking area shown on Exhibit A-1, provided Landlord approves the final plans and working drawings therefore as shown on the Tenant Construction Documents.  The Tenant Construction Documents shall be prepared at Tenant's expense by architects and engineers licensed in the State of New Jersey and employed by Tenant; and they shall comply with the requirements of the Americans with Disabilities Act of 1990, as amended, and any other laws, rules, ordinances, codes or regulations of any governmental authority having jurisdiction over the Demised Premises or the Building, as well as insurance requirements and any requirements under any association agreement, covenants or easements applicable to the Building.  Tenant agrees to indemnify Landlord for any loss, claim or damages incurred by Landlord as a result of Tenant's failure to so comply.  The Tenant Construction Documents will, in complete detail, describe partitions, doors, reflected ceilings, telephone outlets, electrical switches and outlets, finishes, and HVAC equipment and controls for the Tenant Improvements.  Tenant shall be responsible for the coordination of the Tenant Construction Documents with the plans and specifications for the Building, and, for the parking area, with the plans and specifications for the Applegate Road Owners Association and applicable township and county requirements. The Tenant Construction Documents, and any changes or modifications thereto, shall be subject to Landlord's prior written approval.  Landlord's approval of the Tenant Construction Documents shall not be deemed to constitute a representation or warranty that such plans and working drawings were prepared in accordance with applicable legal requirements or are otherwise sufficient and correct.  Landlord agrees that it will not unreasonably withhold or delay its approval of Tenant’s Construction Documents for the Tenant Improvements, or any of the changes or modifications thereof; provided, however, that Landlord shall have sole and absolute discretion to approve or disapprove any Tenant Improvements that may affect the integrity of the Building structure or the base-building mechanical, plumbing, electrical or HVAC systems or that affect the common areas, the exterior appearance of the Building or are visible from outside of the Premises.  Tenant shall obtain all necessary permits and approvals for the Tenant Improvements from any governmental entity having jurisdiction over the Premises or Building and from the Applegate Road Owners Association, at Tenant's sole cost and expense; without limitation, Tenant shall be responsible, at its sole cost and expense, for obtaining a Use and Occupancy Permit for the Premises from the Township of Robbinsville.  Landlord shall have no liability to Tenant on account of any delay by applicable governmental or association authorities in issuing any required building permits or association consents, and any delay in the completion of the Tenant Improvements shall not postpone Tenant’s obligation for payment of Rent under the Lease nor shall Landlord be liable for any loss, damage or expense arising in any manner from such delay.

2.           Construction of Tenant Improvements.  Upon the Lease Commencement Date, Landlord shall deliver the Premises to Tenant in “as is” condition.  Tenant shall be responsible, at its sole cost and expense (subject to Landlord’s Contribution as specified in Section 3 below) for building out the Premises pursuant to the final, approved Tenant Construction Documents.   In performing the Tenant Improvements, except as otherwise expressly provided in this Exhibit C, Tenant shall comply with all of the provisions of the Lease with respect to Alterations.  Tenant shall cause the Tenant Improvements to the Premises pursuant to the Tenant Construction Documents to be built out by a contractor designated and employed by Tenant, subject to the following terms and conditions:  (i) The contractor designated by Tenant ("Tenant's Contractor") must be qualified and experienced in constructing tenant improvements in first-class buildings comparable to the Building, and must be approved by Landlord in its reasonable discretion.  Subcontractors employed by Tenant's Contractor shall be subject to similar approval by Landlord.  (ii) All work performed by Tenant's Contractor and its subcontractors shall be performed in a good and workmanlike manner, in accordance with all applicable laws and regulations and with the final approved Tenant Construction Documents.  Landlord shall have the right to cause Tenant to correct, replace or remove any improvements installed in the Premises by Tenant's Contractor or subcontractors that do not comply with the preceding sentence.  (iii) Tenant's Contractor and all subcontractors employed by Tenant's Contractor shall comply with all reasonable work rules and regulations adopted by Landlord for the Building, and shall coordinate on a weekly basis with Landlord's property manager concerning construction-related matters.  (iv) Tenant's Contractor and subcontractors shall post payment and performance bonds if required to do so by Landlord, and shall maintain such insurance coverages as may be reasonably required by Landlord. (v) Should any mechanic's or materialman's lien or other construction lien be filed against the Premises or the Building with respect to the Tenant Improvements, Tenant shall promptly bond or pay off such lien. (vi) Tenant shall be solely responsible for the progress of construction for the Tenant Improvements to the Premises and for the quality or fitness thereof.  Tenant shall be strictly liable for any damage to the Building or the base-building systems caused by Tenant, Tenant's Contractor, or any subcontractor (notwithstanding anything to the contrary contained in the Lease). (vii) Copies of all building permits, certificates of occupancy and other governmental and association notices, permits or licenses received with respect to the Tenant Improvements shall be promptly furnished to Landlord. (viii) Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord a set of Mylar-reproducible "as-built" drawings of the Tenant Improvements.

Notwithstanding anything to the contrary, in the event that Tenant desires, as part of its Tenant Improvements and as shown on the approved Tenant Construction Documents, to convert the south-eastern car parking area to an area for trailer storage, then Landlord agrees to use commercially reasonable efforts to obtain approval from the Township of Robbinsville for such modification; provided that Tenant shall be responsible, at its sole cost and expense (but subject to the Landlord’s Contribution, as set forth below), for all costs and expenses of constructing such trailer storage area, including without limitation any architectural and engineering costs and other costs associated therewith.

3.           Costs of Construction.  Tenant shall be responsible for all costs and expenses of constructing the Tenant Improvements, including a reasonable construction monitoring fee to Landlord’s manager and any out-of-pocket expenses incurred by Landlord in reviewing Tenant’s plans and specifications.  Landlord hereby agrees to grant Tenant an allowance toward the costs of the Tenant Improvements to the Premises in the amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the "Landlord’s Contribution").  Provided that Tenant is not then in default of the Lease, Landlord shall pay to Tenant progress payments towards the cost of such Tenant Improvements up to the amount of the Landlord's Contribution from time to time (but no more frequently than monthly) during the buildout of the Premises within ten (10) business days of (i) Landlord’s receipt of Tenant’s written certification that (x) the invoices are solely for work completed at and/or materials delivered to the Premises in connection with the approved Tenant Improvements, (y) the sums remaining in the Landlord’s Contribution are sufficient to pay for the remainder of the Tenant Improvements, other than any sum which Tenant has agreed to pay, and (z) no construction or other liens have been filed against the Building with regard to the Tenant Improvements, (ii) Landlord's receipt of partial lien waivers from Tenant's general contractor and all subcontractors for all materials furnished and labor provided through the date of the invoice, (iii) Landlord's receipt of all invoices, indicating they were paid, for the reimbursement of the costs of the construction of the Tenant Improvements for which reimbursement is sought, and (iv) Landlord's receipt of any other information reasonably requested by Landlord to verify the construction costs of the Tenant Improvements and payment thereof.  Landlord may withhold from any progress payments a ten percent (10%) retainage; the ten percent (10%) retainage will be paid by Landlord to Tenant upon the last to occur of the following, in addition to the items set forth above:  (a) Landlord's receipt of Tenant's written certification signed by an officer of Tenant stating that Tenant has completed the Tenant Improvements in accordance with the Tenant Construction Documents that were approved by Landlord; (b) issuance of a certificate of occupancy for the Premises; and (c) submission of written evidence to Landlord that all of Tenant’s Improvements in the Premises have been completed free of all liens and other encumbrances, including, without limitation, receipt by Landlord of final, unconditional lien waivers from all contractors and subcontractors.

Upon receipt of the foregoing from Tenant, Landlord shall have twenty (20) business days to inspect the work.  In making an inspection of the work, if Landlord, in its reasonable opinion, finds that the work has not been completed to its reasonable satisfaction and in accordance with the plans approved by Landlord, then Landlord shall notify Tenant in writing which portions of the work have not been completed or are not satisfactory and Landlord shall have the right to withhold the cost of such uncompleted or unsatisfactory work from its payment to Tenant until such time as the work in question has been completed to the reasonable satisfaction of Landlord and in accordance with the Tenant Construction Documents approved by Landlord.

Notwithstanding anything to the contrary contained herein, all of the Tenant Improvement work for which Tenant is seeking reimbursement from Landlord out of the Landlord’s Contribution must be completed on the date that is five (5) years after the Lease Commencement Date (the “Landlord’s Contribution Cut-off Date”), and all requests by Tenant for reimbursement of the Landlord’s Contribution must be submitted to Landlord by such Landlord’s Contribution Cut-off Date.  In the event that the cost and expense of constructing the Tenant Improvements is less than the Landlord’s Contribution, or Tenant fails to timely complete and submit its complete request for reimbursement for the cost of its Tenant Improvements pursuant to this Section by the Landlord’s Contribution Cut-off Date, then neither the Base Rent nor any additional rent shall be reduced nor shall Tenant be entitled to any credit for unused portions of the Landlord’s Contribution.  In the event that the cost and expense of the Tenant's Improvements exceed the Landlord’s Contribution, then Tenant shall pay any and all costs and expenses that exceed the Landlord’s Contribution (the “Excess Costs”).

WITNESS/ATTEST:                                                                LANDLORD:

PR I WASHINGTON TOWNSHIP NJ, L.L.C,
a New Jersey limited liability company

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:   Authorized Person

TENANT

GLOBAL EQUIPMENT COMPANY INC.,
a New York corporation

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:

EXHIBIT C-1

Tenant’s Specifications

EXHIBIT C-2

Tenant’s Signs

EXHIBIT C-3

Tenant’s Racking Plan

EXHIBIT D

Intentionally Deleted

EXHIBIT E

Rules and Regulations

1. The sidewalk, entries, and driveways of the Building shall, not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, and Tenant shall not place any objects, including antennas, on the roof of the Building except as otherwise expressly permitted under Rider Two of the Lease.

3. Except for aid animals for persons with disabilities, no animals shall be allowed in the Building.

4. Tenant shall not disturb the occupants of the Building or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.  Tenant shall have the right to utilize forklifts that operate on propane gas engines, provided Tenant complies with all Legal Requirements pertaining to same and ensures that proper exhaust/ventilation controls are followed so as to prevent any damage to building systems or injury to persons.

7. Parking any type of recreational vehicle is specifically prohibited on or about the Building. Except for the overnight parking of operating vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. Except as otherwise provided in the parking section of the Lease, all parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Building.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage or dumping of any waste or refuse outside the Premises, or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.  Tenant shall have the right to store trucks and trailers in the parking area in conformance with all Legal Requirements and any requirements of the Applegate Road Owners Association.

13. All movable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose, or in the loading dock area if permitted by and in conformance with all Legal Requirements and the requirements of the Applegate Road Owners Association.

14. No auction, public or private, will be permitted on the Premises or the Building.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT F-1

Memorandum of Lease

Recording Requested By:

When Recorded, Return to:

THIS MEMORANDUM OF LEASE (“Memorandum of Lease”) is made and entered into as of this ___ day of February, 2012, by and between PR I Washington Township NJ, L.L.C., a New Jersey limited liability company ("Landlord"), and Global Equipment Company Inc., a New York corporation t/a Global Industrial, Global Industrial Equipment and Global Industrial.com (“Tenant”).

1.
Landlord is the owner of that certain real property, and improvements located thereon, located in the Township of Robbinsville, County of Mercer, State of New Jersey, more particular described on Exhibit 1 hereto (the “Property”).

2.
For and in consideration of the mutual covenants, agreements, and conditions set forth in that certain unrecorded Lease Agreement dated _______________ (the “Lease”), Landlord has leased to Tenant and Tenant has leased from Landlord, upon the terms and conditions of the Lease, the Premises, as more particularly described in the Lease.

3.
In accordance with the terms and conditions of the Lease, the term of the Lease shall be for a period of _______ years commencing on ______________________ and expiring on _________________.  Tenant has one (1) option to lease additional, adjacent space in the Building, as more particularly set forth in Rider One of the Lease.

4.
This Memorandum of Lease has been prepared to provide notice that the Property is subject to the terms and conditions of the Lease, which terms are hereby incorporated by reference into this Memorandum of Lease.

5.
In no event shall the terms of this Memorandum of Lease be deemed to modify, amend, limit, or otherwise affect the terms and conditions of the Lease.  In the event of any inconsistency between the terms of this Memorandum of Lease and the terms of the Lease, the terms of the Lease shall control.

6.
This Memorandum of Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same document.  Signature pages may be taken from a counterpart and attached to other counterparts to form one document, which shall constitutes a fully executed document that may be recorded.

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Memorandum of Lease as of the date first written above.

WITNESS/ATTEST:                                                                LANDLORD:

PR I WASHINGTON TOWNSHIP NJ, L.L.C,
a New Jersey limited liability company

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:   Authorized Person

STATE OF                                                       )
  )  ss:
COUNTY OF                                                    )

On this the          day of                                                                  , 20   , before me,                              , the undersigned officer, personally appeared , known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing document, and acknowledged that he/she executed the foregoing document for the purposes therein contained and that he/she is duly authorized to execute said document.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                Notary Public

My Commission Expires:

TENANT

GLOBAL EQUIPMENT COMPANY INC.,
a New York corporation

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:

STATE OF                                                       )
  )  ss:
COUNTY OF                                                    )

On this the          day of                                                                  , 20   , before me,                              , the undersigned officer, personally appeared , known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing document, and acknowledged that he/she executed the foregoing document for the purposes therein contained and that he/she is duly authorized to execute said document.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                Notary Public

My Commission Expires:

EXHIBIT F-2

Memorandum of Termination of Lease

Recording Requested By:

When Recorded, Return to:

THIS MEMORANDUM OF TERMINATION OF LEASE (“Memorandum of Termination of Lease”) is made and entered into as of this ___ day of _____________, 20__, by and between PR I Washington Township NJ, L.L.C., a New Jersey limited liability company ("Landlord"), and Global Equipment Company Inc., a New York corporation t/a Global Industrial, Global Industrial Equipment and Global Industrial.com (“Tenant”).

RECITALS

Landlord and Tenant entered into the Memorandum of Lease (Memorandum) dated as of _____________, 20__, recorded and filed with the Office of the _____________, Mercer County, New Jersey, on ________________, 20__, as Document No. _____________.  The Memorandum evidenced an unrecorded Lease Agreement dated as of February __, 2012 (the “Lease”), between Landlord, as landlord, and Tenant, as tenant, which Lease covered the real property in Robbinsville, Mercer County, New Jersey, as more particularly described on Exhibit 1 hereto.

Landlord and Tenant now desire to cause this Memorandum of Termination of Lease to be recorded in the Official Records of Mercer County, New Jersey, in order to put interested parties on notice that the Lease and the Memorandum have been terminated.

Agreement

1.
Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease and the Memorandum have been terminated and are of no further force or effect.

2.
This Memorandum of Lease Termination may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same document.  Signature pages may be taken from a counterpart and attached to other counterparts to form one document, which shall constitutes a fully executed document that may be recorded.

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Memorandum of Termination of Lease as of the date first written above.

WITNESS/ATTEST:                                                                LANDLORD:

PR I WASHINGTON TOWNSHIP NJ, L.L.C,
a New Jersey limited liability company

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:   Authorized Person

STATE OF                                                       )
  )  ss:
COUNTY OF                                                    )

On this the          day of                                                                  , 20   , before me,                              , the undersigned officer, personally appeared , known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing document, and acknowledged that he/she executed the foregoing document for the purposes therein contained and that he/she is duly authorized to execute said document.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                Notary Public

My Commission Expires:

TENANT

GLOBAL EQUIPMENT COMPANY INC.,
a New York corporation

By: (SEAL)
(Corporate Seal)                                                                          Name:
Title:

STATE OF                                                       )
  )  ss:
COUNTY OF                                                    )

On this the          day of                                                                  , 20   , before me,                              , the undersigned officer, personally appeared , known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing document, and acknowledged that he/she executed the foregoing document for the purposes therein contained and that he/she is duly authorized to execute said document.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                Notary Public

My Commission Expires:

TABLE OF CONTENTS

for
LEASE AGREEMENT
between
PR I WASHINGTON TOWNSHIP NJ, L.L.C.
and
GLOBAL EQUIPMENT COMPANY INC.

SECTION………………………………………………………...… PAGE #
1.
GRANTING CLAUSE …….…….………………………………………………………………...........................................................................................................................................................3

2.
ACCEPTANCE OF PREMISES…….………………………………………………........................................................................................................................................................…………....3

3.	USE…….…………………….…………………………………………..…………………........................................................................................................................................................…….…4

4.	BASE RENT………………….………………………………………..……………………........................................................................................................................................................….…..5

5.
SECURITY DEPOSIT……………………………………………………………….........................................................................................................................................................………….....6

6.
OPERATING EXPENSE PAYMENTS...6

7.
UTILITIES……..…..…………………………………………………………………………..........................................................................................................................................................……8

8.	TAXES………………………………………………………………………………….........................................................................................................................................................………..….9

9.	INSURANCE………………………………………….……………………………..........................................................................................................................................................………….…10

10.
LANDLORD’S REPAIRS………………..……………………..………………………….......................................................................................................................................................……..11

11.
TENANT’S REPAIRS…………………………………………………………………….......................................................................................................................................................…….....11

12.
TENANT-MADE ALTERATIONS AND TRADE FIXTURES…….......................................................................................................................................................…………………………..12

13.	SIGNS……………………………………………………………………………………………...........................................................................................................................................................13

14.	PARKING…………………………………………………........................................................................................................................................................………………………………………14

15.	RESTORATION……………………………………………………………………….......................................................................................................................................................………..…14

16.	CONDEMNATION………………………………………………………………………........................................................................................................................................................……….14

17.
ASSIGNMENT AND SUBLETTING…..…………………………………………………….......................................................................................................................................................…..15

18.	INDEMNIFICATION…………………………………………………………………………..........................................................................................................................................................…16

19.	INSPECTION AND ACCESS………………………………………………………………….......................................................................................................................................................…16

20.
QUIET ENJOYMENT….……………………………………………………………….........................................................................................................................................................………...16

21.	SURRENDER……….……………………………………………………………………….........................................................................................................................................................…….16

22.	HOLDING OVER………………………………………………………………….........................................................................................................................................................………...……17

23.	EVENTS OF DEFAULT…………………………………………………………….........................................................................................................................................................……………17

24.
LANDLORD’S REMEDIES…………………………..…………………………………........................................................................................................................................................………18

25.	TENANT’S REMEDIES………………………………………………………………….........................................................................................................................................................………20

26.
WAIVER OF JURY TRIAL…………………………………………………………….........................................................................................................................................................………..20

27.	SUBORDINATION…………………………………………………………........................................................................................................................................................…………..….….…20

28.
MECHANIC’S LIENS…………………………………………………………….,.......................................................................................................................................................……….…..…21

29.
ESTOPPEL CERTIFICATES…………………………………………………….........................................................................................................................................................……………...21

30.
ENVIRONMENTAL REQUIREMENTS………………………………………….........................................................................................................................................................……….……22

31.
RULES & REGULATIONS……………………………………………………………........................................................................................................................................................……...…24

32.
SECURITY SERVICE………………………………………………………………………..........................................................................................................................................................…...24

33.	FORCE MAJEURE……………………………………………………………….........................................................................................................................................................………………24

34.
ENTIRE AGREEMENT………………………………………………………...........................................................................................................................................................………………....25

35.	SEVERABILITY……………………………………………………………………….........................................................................................................................................................………….25

36.	BROKERS………………………………………………………………………........................................................................................................................................................………………...25

37.
RELOCATION...25

38.	MISCELLANEOUS…………………………………………………………………........................................................................................................................................................……………25

39.
LANDLORD’S LIEN/SECURITY INTEREST………………………………….........................................................................................................................................................………..……27

40.
LIMITATION OF LIABILITY OF LANDLORD……….…………………………………..........................................................................................................................................................…27

41.
ERISA REPRESENTATION………………………………………………………………...........................................................................................................................................................…..27

42.
OFAC CERTIFICATION……………………………………………………..........................................................................................................................................................…………….……28

43.
NOTICES……………………………………………………………………………………..................................................................................................................................................................28

44.
ADDITIONAL RENT………………………………………………………………………..........................................................................................................................................................…...29

45.	RIDERS……………………………………………………………………………………............................................................................................................................................................……29

EXHIBITS

A – Premises & Parking
B – Landlord’s Work
B-1 - Demising Wall and Draft Curtain Plan
B-2 – ESFR Sprinkler Conversion Plan
B-3 - FM Global Project Report – February 15, 2012
C - Tenant Improvements
C-1 – Tenant’s Specifications
C-2 – Tenant’s Signs
C-3 – Tenant’s Racking Plan
D – Intentionally Deleted
E - Rules and Regulations
F-1 Form of Memorandum of Lease
F-2 Form of Memorandum of Lease Termination

RIDERS

Rider One – Expansion Option
Rider Two – Roof Access